UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2006
FOOD TECHNOLOGY SERVICE, INC.

(Registrant’s telephone number, including area code)

Florida	0-19047	59-2618503

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
502 Prairie Mine Road
Mulberry, Florida 33860

(Address of principal executive offices)
(863) 425-0039

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-34(c) under the Exchange Act (17 CFT 240-13e-4(c)

Item 7.01 Regulation FD Disclosure.
     On June 6, 2006, Food Technology Service, Inc. (the “Company”) issued a press release announcing that its board of directors has authorized a share repurchase program, as described in Item 8.01, below. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.
     The information provided in this Form 8-K, and the Exhibit attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.
Item 8.01 Other Events.
     On June 6, 2006, the Board of Directors of Food Technology Service, Inc. announced a share repurchase program, authorizing the Company to repurchase up to One Hundred Fifty Thousand and 00/100 Dollars ($150,000.00) of its issued and outstanding common stock, in accordance with Rule 10b-18 promulgated under the Exchange Act. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     The following exhibits are furnished with this report on Form 8-K.
 (d) Exhibits

Exhibit 99.1	Press Release of Food Technology Service, Inc., dated June 6, 2006, announcing authorization of share repurchase plan.
This Form 8-K and its Exhibit contain forward-looking statements that involve risks and uncertainties concerning Food Technology Service, Inc. its proposed share repurchase program. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. In addition, please refer to documents that Food Technology Service, Inc. files with the SEC on Forms 10-KSB, 10-QSB and 8-K. Such filings by Food Technology Service, Inc. identify and address other important factors that could cause the Company’s financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOD TECHNOLOGY SERVICE, INC.
Date: June 6, 2006	By:	/s/ Richard G. Hunter
	Name:	Richard G. Hunter, Ph.D.
	Title:	Chief Executive Officer and Chief Financial Officer